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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 5, 2006

                        FAMILY HOME HEALTH SERVICES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     NEVADA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

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
        000-32887                                       02-0718322
(COMMISSION FILE NUMBER)                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
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                            801 WEST ANN ARBOR TRAIL
                                    SUITE 200
                               PLYMOUTH, MICHIGAN
                                      48170
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

                                 (734) 414-9990
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Purchase Agreement

     On April 5, 2006, Family Home Health Services Inc. (the "Company") entered into and closed on a Purchase and Sale Agreement ("Purchase Agreement") between the Company, New PTRS, LLC, a Florida limited liability company ("New PTRS"), Coastal Health Care Solutions, LLC, a Florida limited liability company ("CHCS"), Professional Therapy & Rehabilitation Services, LLC, a Florida limited liability company ("PTRS LLC"), Professional Therapy & Rehab Services, Inc., a Florida corporation ("PTRS Inc."), Nursing Solutions International, Inc., a Florida corporation ("NSI"), Marc Domb ("Domb"), and David Kyle ("Kyle").

     New PTRS is a wholly-owned subsidiary of the Company. PTRS Inc. and NSI each owned 50% of the membership interests of CHCS and PTRS LLC. Domb owned 100% of the issued and outstanding shares of capital stock of PTRS Inc., and is an executive officer of PTRS Inc., PTRS LLC and CHCS. Kyle owned 100% of the issued and outstanding shares of capital stock of NSI Inc. and is an executive officer of NSI, PTRS LLC and CHCS.

     Pursuant to the Purchase Agreement, New PTRS ("Buyer") purchased substantially all of the assets of CHCS, PTRS LLC and PTRS Inc. (collectively, "Sellers"). Under the terms of the Purchase Agreement, Buyer agreed to pay to Sellers an aggregate purchase price of:

     (a) $4,224,578, payable in cash at closing, which equals the difference between: (i) 65% of the Sellers' combined earnings before interest, taxes, depreciation and amortization ("EBITDA") for the period beginning July 1, 2004 and ending June 30, 2005, multiplied by five ("Down Payment"); and (ii) one-half of the purchase price adjustment ("Adjustment Amount");

     (b) an amount (to be determined), payable in cash on the first anniversary of the closing, equal to the sum of: (i) the difference between
          (A) the Sellers' combined EBITDA for the period beginning January 1, 2005 and ending December 31, 2005, multiplied by five, and (B) the sum of the Down Payment and the Adjustment Amount; and (ii) interest in an amount equal to 8% of the amount paid pursuant to this paragraph
          (b)(i).

     (c) an amount (to be determined), payable on the first anniversary of the closing in shares of common stock, par value $0.001, of the Company as valued based on the average daily closing price during the period beginning June 1, 2006 and ending June 30, 2006, equal to the difference between: (i) the Seller's combined EBITDA for the period beginning July 1, 2005 and ending at the closing, and the Buyer's EBITDA for the period beginning at the closing and ending June 30, 2006; multiplied by five; and (ii) the Sellers' combined EBITDA for the period beginning January 1, 2005 and ending December 31, 2005, multiplied by five.

     (d) an amount (to be determined), payable on the second anniversary of the closing in shares of common stock as valued based on the average daily closing price during the period beginning June 1, 2007 and ending June 30, 2007, equal to the difference between: (i) the Buyer's EBITDA for the period beginning July 1, 2006 and ending June 30, 2007, multiplied by five; and (ii) the sum of the cash and the value of the shares of common stock transferred to Sellers pursuant to paragraphs (a) through
          (c) above.


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     The cash portions of the purchase price shall be paid by Buyer to Sellers by wire transfer of immediately available funds to bank accounts directed by the Sellers.

     The total number of shares of common stock to be issued by the Company to Sellers shall not exceed one million shares.

     In connection with the Purchase Agreement, Messrs. Kevin Ruark and James Pilkington, directors, executive officers and principal shareholders of the Company, entered into an agreement with Sellers pursuant to which Messrs. Ruark and Pilkington will assign and deliver to Sellers, for no further consideration, any additional shares of common stock to which Sellers would be entitled, but for the one million share limitation contained in the Purchase Agreement, based upon the earnings of Sellers' businesses for the periods specified in paragraphs
(c) and (d) above.

     PTRS Inc., NSI, Domb and Kyle (collectively, "Seller Equityholders") joined the Purchase Agreement to make the representations, warranties, covenants and indemnifications set forth in the Purchase Agreement. Also, Domb and Kyle agreed to be employed by and not to compete with Buyer, and Sellers and NSI agreed not to compete with Buyer or the Company, as more fully described in the respective Employment Agreements and Noncompetition Agreement attached as exhibits hereto and incorporated herein by reference.

     The foregoing is a summary of certain material terms and conditions of the Purchase Agreement, and not a complete discussion of that agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Purchase Agreement attached as an exhibit hereto and incorporated herein by reference.

Amended Loan Agreement

     On April 5, 2006 ("Effective Date"), the Company entered into an Amended and Restated Loan Agreement ("Amended Loan Agreement") with Comerica Bank as "Lender." The Amended Loan Agreement replaces the Loan Agreement ("Loan Agreement") between the Company and Lender with Master Revolving Note and Security Agreement all dated November 10, 2005, filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (File No. 000-32887). In addition to the $1,300,000 revolving line of credit ("Line of Credit") previously extended to the Company by Lender pursuant to the Loan Agreement and the line of credit note ("Master Revolving Note"), the Amended Loan Agreement provides for a term loan of up to $3,750,000 to finance a portion of the consideration to be paid by Buyer to Sellers under the Purchase Agreement ("Term Loan").

     The Term Loan is evidenced by a term note dated the Effective Date in the principal amount of $3,750,000 ("Term Note"). The principal of the Term Note is payable in equal monthly installments. All outstanding principal and accrued but unpaid interest is due and payable on April 5, 2008 (unless sooner accelerated pursuant to the Amended Loan Agreement). The outstanding principal balance of the Master Revolving Note and the Term Note shall bear interest at a rate equal to the greater of (a) the prime rate or (b) the overnight rate plus 1%; plus or minus 0.50% in the case of advances under the Line of Credit, or 1.50% in the case of the Term Loan.

     As a fee for the Term Loan, the Company (a) delivered to Lender, on the Effective Date, a warrant for the purchase of 250,000 shares of common stock at a price of $1.20 per share, exercisable for five years following the Effective Date; and (b) shall, on July 5, 2006, either (i) pay to Lender the entire outstanding balance of the Term Loan plus accrued interest, or (ii) pay to Lender a commitment fee of


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$28,125, and deliver a warrant for the purchase of 50,000 shares of common stock at a price of $1.20 per share, exercisable for five years following the Effective Date.

     The Line of Credit and Term Loan are collateralized by a security interest in substantially all assets of the Company pursuant to a Security Agreement dated April 5, 2006, and certain property of Mr. Ruark pursuant to Aircraft Security Agreements and Continuing Collateral Mortgages, each dated April 5, 2006. The Line of Credit and Term Loan are also secured by the corporate guarantees of Buyer, Family Home Health Services, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, FHHS, LLC, a Michigan limited liability company and a wholly-owned subsidiary of the Company, and Illinois Family Home Health Services, LLC, an Illinois limited liability company and a majority-owned subsidiary of the Company (collectively, "Corporate Guarantors"), and the personal guarantees of Messrs. Ruark and Pilkington.

     The Amended Loan Agreement contains customary affirmative covenants for this type of financing arrangement including maintenance of books and records, notice of adverse events, maintenance of insurance, payment of taxes, and no payments on any subordinated indebtedness. There are also negative covenants against the issuance of shares of the Company's capital stock, borrowing money, acting as a guarantor, subordinating any obligations, creating liens, transferring assets outside the ordinary course of business, making organizational changes and extending credit other than trade credit.

     The Company is also required to meet the following financial covenants:
(a) maintain a tangible net worth of not less than $4,856,000 from March 31, 2006 until December 30, 2006, $1,850,000 from December 31, 2006 until
December 30, 2007, and $2,282,000 from December 31, 2007 and at all times t hereafter; and (b) maintain a fixed charge coverage ratio of not less than 1.25 to 1.00. The Amended Loan Agreement provides for customary events of default, including failure to pay principal, interest or fees when due, breach of covenants, termination of any guarantees of the indebtedness, commencement of certain insolvency or receivership events, adverse changes in the business of the Company and change of the Company's management or ownership. Upon the occurrence of an event of default, all outstanding obligations may be accelerated and declared immediately due and payable.

     The foregoing is a summary of certain material terms and conditions of the Amended Loan Agreement, and not a complete discussion of that agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Loan Agreement attached as an exhibit hereto and incorporated herein by reference.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     Please see the description in "Item 1.01. Entry into a Material Definitive Agreement" of this Current Report on Form 8-K of the terms of the Purchase Agreement. That description is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     Please see the description in "Item 1.01. Entry into a Material Definitive Agreement" of this Current Report on Form 8-K of the terms of the Amended Loan Agreement. That description is incorporated herein by reference.


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ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

     Please see the description in "Item 1.01. Entry into a Material Definitive Agreement" of this Current Report on Form 8-K of the future issuances or sale to Sellers or Lender, as applicable, of shares of common stock. That description is incorporated herein by reference.

     Those shares will be issued in reliance upon the exemption from registration for non-public offerings under Section 4(2) of the Securities Act of 1933, as amended, based on the facts that the transaction was privately negotiated, there was no general solicitation and the Sellers and Lenders are accredited and sophisticated investors.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (d) Exhibits.

     The following exhibits are included with this Current Report on Form 8-K:

     10.1 Purchase and Sale Agreement, made on April 5, 2006, between Company, Buyer, Sellers and Seller Equityholders.

     10.2 Agreement, dated April 5, 2006, by and among Mr. Ruark, Mr. Pilkington and Sellers.

     10.3 Non-Competition Agreement, made as of April 5, 2006, by Company, Buyer, Sellers and NSI.

     10.4 Amended and Restated Loan Agreement, including Term Note, dated April 5, 2006, between Company and Lender.

     10.5 Warrant to Purchase Common Stock issued by Company to Lender on April 5, 2006.

     10.6 Security Agreement (All Assets), dated as of April 5, 2006, made by Corporate Guarantors in favor of Lender.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FAMILY HOME HEALTH SERVICES INC.


Date: April 11, 2006                    /s/ Kevin R. Ruark
                                        ----------------------------------------
                                        By: Kevin R. Ruark
                                        Its: Chief Executive Officer and
                                             President


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                                  EXHIBIT INDEX

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
EXHIBIT NO.   DESCRIPTION
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
    10.1      Purchase and Sale Agreement, made on April 5, 2006, between
              Company, Buyer, Sellers and Seller Equityholders.

    10.2 Agreement, dated April 5, 2006, by and among Mr. Ruark, Mr. Pilkington and Sellers.

    10.3 Non-Competition Agreement, made as of April 5, 2006, by Company, Buyer, Sellers and NSI.

    10.4 Amended and Restated Loan Agreement, including Term Note, dated April 5, 2006, between Company and Lender.

    10.5 Warrant to Purchase Common Stock issued by Company to Lender on April 5, 2006.

    10.6 Security Agreement (All Assets), dated as of April 5, 2006, made by Corporate Guarantors in favor of Lender.
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